BUSH ROSS GARDNER WARREN & RUDY, P.A.
                              ATTORNEYS AT LAW
                         220 SOUTH FRANKLIN STREET
                            TAMPA, FLORIDA 33602

                              (813) 224-9255

                         TELECOPIER (813) 223-9620



                              December 2, 1998


     Bush Ross Gardner Warren & Rudy, P.A. has served as legal counsel to Nugget Exploration, Inc., a Nevada corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the registration of shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which are to be offered to Ken Kurtz and Matthew Dryer pursuant to Consulting Agreements between the Company and each of Messrs Kurtz and Dryer (the "Consulting Agreements"). It is our opinion that:

     1. The Company is a validly organized and existing corporation under the laws of the State of Nevada.

     2. All necessary corporate action has been duly taken to authorize the company entering into the Consulting Agreements, and the registration of the Shares covered by the Registration Statement under the Securities Act of 1933.

     3. Any Shares issued under the Consulting Agreements will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement.

                                   Very truly yours,

                                   BUSH ROSS GARDNER WARREN
                                   & RUDY, P.A.
                                   220 South Franklin Street
                                   Tampa, FL 33602
                                   (813) 224-9255
                                   FAX (813) 223-9620


                                   By:   /s/ David M. Jeffries
                                       ---------------------------------------
                                       David M. Jeffries, Vice President